Exhibit 4.1

AMENDMENT NO. 2 TO AMENDED AND RESTATED LOAN AGREEMENT

This Amendment No. 2 to Amended and Restated Loan Agreement dated as of July 14, 2003 is entered into with reference to the Amended and Restated Loan Agreement, as amended by that certain Amendment No. 1 to Amended and Restated Loan Agreement dated as of January 31, 2003 (as so amended, the “Credit Agreement”) dated as of September 18, 2002, by and among Palace Station Hotel & Casino, Inc., a Nevada corporation (“Palace”), Boulder Station, Inc., a Nevada corporation (“Boulder”), Texas Station, LLC, a Nevada limited liability company (“Texas”), Santa Fe Station, Inc., a Nevada corporation (“Santa Fe”), Sunset Station, Inc., a Nevada Corporation (“Sunset”), Lake Mead Station Holdings, LLC, a Nevada limited liability company (“Lake Mead Holdings”), Lake Mead Station, Inc., a Nevada corporation (“Lake Mead”), Fiesta Station Holdings, LLC, a Nevada limited liability company (“Fiesta Holdings”), Fiesta Station, Inc., a Nevada corporation (“Fiesta” and, collectively with Palace, Boulder, Texas, Santa Fe, Sunset, Lake Mead Holdings, Lake Mead and Fiesta Holdings, the “Borrowers”), Station Casinos, Inc. (“Parent”) (but only for the purpose of making the covenants set forth in Articles 6 and 7 thereof), various lenders (collectively, the “Lenders” and individually, a “Lender”), Bank of Scotland, Deutsche Bank Trust Company Americas, Dresdner Bank AG, New York and Grand Cayman Branches, Lehman Commercial Paper Inc. and Wells Fargo Bank, N.A., as Syndication Agents, and Bank of America, N.A., as Administrative Agent.  Capitalized terms used in this Amendment and not otherwise defined herein are used with the meanings set forth for those terms in the Credit Agreement.

WHEREAS, the Borrowers have requested the Administrative Agent and the Lenders to amend certain provisions of the Credit Agreement, and the Administrative Agent and the Lenders are willing to do so, on the terms and conditions specified herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.                                       Section 1.01.  Section 1.01 of the Credit Agreement is hereby amended as follows:

(a)                                  The first sentence of the definition of the term “Basket Expenditures” is hereby amended by replacing the word “and” prior to clause (g) thereof with a comma and by adding the following clause immediately prior to the end thereof:

“and (h) all Common Stock dividends paid following the Closing Date.”

(b)                                 Clause (v) of the definition of the term “Fixed Charge Coverage” is hereby amended and restated in its entirety to read as follows:

“(v)                           Preferred Stock Dividends and Common Stock dividends paid in cash during such fiscal period.”

2.                                       Section 7.5.  Clause (e) of Section 7.5 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(e)                                  Stock Repurchases, Common Stock dividends and derivative and option transactions relating to the repurchase of Common Stock, in each case (i) made when no Default or Event of Default exists or would result therefrom, (ii) in an aggregate amount from and after the Closing Date not to exceed $200,000,000 plus 50% of the Parent’s Net Income from and after July 1, 2003 and (iii) the making of which does not result in any violation of Section 7.16;

3.                                       Section 12.14.  Section 12.14 of the Credit Agreement is hereby amended by adding the following sentence immediately prior to the end thereof:

Notwithstanding anything herein to the contrary, “confidential information” shall not include, and the Borrowers, the Parent, the Administrative Agent and each Lender (and each authorized employee, representative, or other authorized person thereof) may disclose to any and all Persons, without limitation of any kind, the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Borrowers, the Parent, the Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby.

4.                                       Condition Precedent.  The effectiveness of this Amendment shall be conditioned upon the receipt by the Administrative Agent of (a) counterparts of this Amendment executed by the Borrowers and the Parent, (b) written consents hereto executed by the Requisite Lenders and (c) written consents hereto executed by each of the Guarantors.

5.                                       Representations and Warranties.  Borrowers represent and warrant to the Administrative Agent and the Lender that, as of the date of this Amendment, no Default or Event of Default has occurred and remains continuing.

6.                                       Confirmation.  In all other respects, the terms of the Credit Agreement and the other Loan Documents are hereby confirmed.

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IN WITNESS WHEREOF, the Borrowers, the Parent and the Administrative Agent have executed this Amendment as of the date first written above by their duly authorized representatives.

BOULDER STATION, INC. LAKE MEAD STATION, INC. PALACE STATION HOTEL & CASINO, INC. SANTA FE STATION, INC. SUNSET STATION, INC.

By:
Glenn C. Christenson,
Senior Vice President and Treasurer

FIESTA STATION, INC.

By:
Glenn C. Christenson,
Treasurer and Assistant Secretary

FIESTA STATION HOLDINGS, LLC LAKE MEAD STATION HOLDINGS, LLC

By:
Glenn C. Christenson, Manager

TEXAS STATION, LLC

By:	STATION CASINOS, INC., its manager

By:
Glenn C. Christenson,
Executive Vice President and Chief Financial Officer

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STATION CASINOS, INC., solely for purposes of Articles 6 and 7 of the Credit Agreement

By:
Glenn C. Christenson, Executive Vice President and Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent on behalf of the Requisite Lenders

By:
Janice Hammond, Vice President

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CONSENT OF LENDER

This Consent of Lender is delivered by the undersigned Lender to Bank of America, N.A., as Administrative Agent, with reference to the Amended and Restated Loan Agreement dated as of September 18, 2002, as amended (the “Credit Agreement”), by and among Palace Station Hotel & Casino, Inc., a Nevada corporation (“Palace”), Boulder Station, Inc., a Nevada corporation (“Boulder”), Texas Station, LLC, a Nevada limited liability company (“Texas”), Santa Fe Station, Inc., a Nevada corporation (“Santa Fe”), Sunset Station, Inc., a Nevada Corporation (“Sunset”), Lake Mead Station Holdings, LLC, a Nevada limited liability company (“Lake Mead Holdings”), Lake Mead Station, Inc., a Nevada corporation (“Lake Mead”), Fiesta Station Holdings, LLC, a Nevada limited liability company (“Fiesta Holdings”), Fiesta Station, Inc., a Nevada corporation (“Fiesta” and, collectively with Palace, Boulder, Texas, Santa Fe, Sunset, Lake Mead Holdings, Lake Mead and Fiesta Holdings, the “Borrowers”), Station Casinos, Inc. (“Parent”) (but only for the purpose of making the covenants set forth in Articles 6 and 7 thereof), various lenders (collectively, the “Lenders” and individually, a “Lender”), Bank of Scotland, Deutsche Bank Trust Company Americas, Dresdner Bank AG, New York and Grand Cayman Branches, Lehman Commercial Paper Inc. and Wells Fargo Bank, N.A., as Syndication Agents, and Bank of America, N.A., as Administrative Agent.  Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned hereby consents to the execution and delivery of the proposed Amendment No. 2 to the Credit Agreement by the Administrative Agent on behalf of the Lenders, substantially in the form of the draft presented to the undersigned.

[Name of Lender]

By:
Title:

CONSENT OF GUARANTORS

This Consent of Guarantors is delivered by the undersigned with reference to the Amended and Restated Loan Agreement dated as of September 18, 2002, as amended (as may be further amended from time to time, the “Credit Agreement”), by and among Palace Station Hotel & Casino, Inc., a Nevada corporation (“Palace”), Boulder Station, Inc., a Nevada corporation (“Boulder”), Texas Station, LLC, a Nevada limited liability company (“Texas”), Santa Fe Station, Inc., a Nevada corporation (“Santa Fe”), Sunset Station, Inc., a Nevada Corporation (“Sunset”), Lake Mead Station Holdings, LLC, a Nevada limited liability company (“Lake Mead Holdings”), Lake Mead Station, Inc., a Nevada corporation (“Lake Mead”), Fiesta Station Holdings, LLC, a Nevada limited liability company (“Fiesta Holdings”), Fiesta Station, Inc., a Nevada corporation (“Fiesta” and, collectively with Palace, Boulder, Texas, Santa Fe, Sunset, Lake Mead Holdings, Lake Mead and Fiesta Holdings, the “Borrowers”), Station Casinos, Inc. (“Parent”) (but only for the purpose of making the covenants set forth in Articles 6 and 7 thereof), various lenders (collectively, the “Lenders” and individually, a “Lender”), Bank of Scotland, Deutsche Bank Trust Company Americas, Dresdner Bank AG, New York and Grand Cayman Branches, Lehman Commercial Paper Inc. and Wells Fargo Bank, N.A., as Syndication Agents, and Bank of America, N.A., as Administrative Agent.  Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned hereby (a) consent to the execution and delivery of the proposed Amendment No. 2 to Amended and Restated Loan Agreement by the Administrative Agent, substantially in the form of the draft presented to the undersigned and (b) represent and warrant to the Administrative Agent and the Lenders that each of the Guaranties and the Collateral Documents executed by the undersigned remain in full force and effect in accordance with their respective terms.

STATION CASINOS, INC. a Nevada corporation

By:
Glenn C. Christenson
Executive Vice President and Chief Financial Officer

GV RANCH STATION, INC. TROPICANA STATION, INC.

By:
Glenn C. Christenson,
Senior Vice President and Treasurer

GREEN VALLEY STATION, INC.

By:
Glenn C. Christenson,
Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

DURANGO STATION, INC. STATION HOLDINGS, INC. CHARLESTON STATION, INC.

By:
Glenn C. Christenson,
President, Treasurer and Assistant Secretary

PALMS STATION, LLC SUNSET STATION LEASING COMPANY, LLC RANCHO STATION, LLC

By:	STATION CASINOS, INC., its manager

By:
Glenn C. Christenson,
Executive Vice President and Chief Financial Officer

RED ROCK STATION HOLDINGS, LLC

By:
Glenn C. Christenson, Manager

VISTA HOLDINGS, LLC

By:
Richard Haskins,
Manager